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                                                                    Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

CONTACT:    Investor Contacts                   Media Contacts
            Steve Smith                         Sandy Chapman
            (303) 749-2900                      (303) 749-2825
            ir@converg.com                      sandy.chapman@converg.com
            --------------

            Convergent Communications Services, Inc. Receives Notice of Event of Default from Cisco Systems Capital Corporation



ENGLEWOOD, Colo., April 10, 2001 - Convergent Communications, Inc. (Nasdaq:
CONV), today reported that its wholly-owned subsidiary, Convergent Communications Services, Inc. (CCSI), received notification from Cisco Systems Capital Corporation (Cisco) indicating Cisco's belief that events of default have occurred under the terms of its vendor credit agreement with CCSI. Although no obligations have been accelerated, Cisco indicated that it was presently evaluating all available courses of action.



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